UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

October 2, 2014
Date of Report (Date of earliest event reported)

ROYAL BANCSHARES OF PENNSYLVANIA, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-26366	23-2812193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

732 Montgomery Avenue, Narberth, Pennsylvania	19072
(Address of principal executive offices)	(Zip Code)

(610) 668-4700 Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On October 2, 2014, Royal Bancshares of Pennsylvania, Inc. (the “Company”), with the approval of the Audit Committee of the board of directors, engaged BDO USA, LLP (“BDO”) as the Company’s new independent registered accounting firm.

During the years ended December 31, 2012 and 2013, and during the interim period from the end of the most recently completed fiscal year through October 2, 2014, the date of engagement of BDO as the Company’s independent registered public accounting firm, the Company did not consult with BDO on (i) the application of accounting principles to a specific transaction, either completed or proposed, (ii) the type of audit opinion that may be rendered on the Company’s financial statements, or (iii) any matter that either was the subject of a disagreement, with the meaning of Item 304(a)(1)(iv) of SEC Regulation S-K, or a “reportable event,” within the meaning of Item 304(a)(1)(v) of SEC Regulation S-K.

The Company previously announced the dismissal of its prior independent public accounting firm in a Current Report on Form 8-K, filed on September 26, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL BANCSHARES OF PENNSYLVANIA, INC.

Dated: October 2, 2014

	By:	/s/ Michael S. Thompson
Michael S. Thompson
Executive Vice President and Chief Financial Officer